                                                                   EXHIBIT 10.22

                        CONFIDENTIAL SEVERANCE AGREEMENT


       THIS CONFIDENTIAL SEVERANCE AGREEMENT ("Agreement") is entered by and between ABRAHAM KLEINFELD ("Mr. Kleinfeld") and ELOQUENT, INC., (the "Company") (collectively referred to as the "Parties"). This Agreement shall be effective as of the Effective Date, as defined in Paragraph 12 below (the "Effective Date").

                                    RECITALS

       WHEREAS, Mr. Kleinfeld resigned from the offices of President and Chief Executive Officer of the Company and any other positions or offices he held with the Company, as well as from his position on the Company's Board of Directors, effective November 1, 2000 (the "Separation Date"); and

       WHEREAS, the Parties now desire to set forth their final agreement regarding Mr. Kleinfeld's separation from the Company.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the promises and mutual covenants set forth below, the Parties hereby agree as follows:

       1. ACCRUED SALARY AND PAID TIME OFF. On the Separation Date, the Company paid Mr. Kleinfeld all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard withholdings.

       2. SEVERANCE PAYMENTS. The Company will make severance payments to Mr. Kleinfeld in the form of continuation of his base salary in effect on the Separation Date for the time period from the Separation Date through the earlier of (a) the date he accepts employment with any person or entity or (b) May 1, 2001 (with the earlier time period referred to herein as the "Severance Period"). These payments will be made on the Company's ordinary payroll dates, and will be subject to standard withholdings and deductions. Should Mr. Kleinfeld become employed by any person or entity prior to May 1, 2001, he agrees to immediately notify the Company in writing of this fact.

       3. STOCK OPTIONS. The Parties agree that the Company has granted Mr. Kleinfeld the following stock options (collectively the "Options") pursuant to the applicable grant agreements and the Company's 1997 Equity Incentive Plan (the "Plan"):

              a. an incentive stock option on January 20, 1999 for 1,160,000 shares of the Company's Common Stock, with an exercise price of $1.00 per share (Grant No. 194);

              b. an incentive stock option on October 19, 1999 for 65,000 shares of the Company's Common Stock, with an exercise price of $2.00 per share (Grant No. 307); and

              c. an incentive stock option on January 19, 2000 for 200,000 shares of the Company's Common Stock, with an exercise price of $9.00 per share (Grant No. 403).

As part of this Agreement, the Parties agree that as of the Separation Date the Options were vested as follows: (1) Grant No. 194 -- 652,500 shares vested; 507,500 shares unvested; (2) Grant No. 307 -- 24,375 shares vested; 40,625 shares unvested; Grant No. 403 -- 0 shares vested; 200,000 shares unvested. Pursuant to the terms of the Options and the Plan, all unvested shares under the Options ceased vesting on the Separation Date and terminated as of that date.

As of the Separation Date, Mr. Kleinfeld has exercised his right to purchase 100,000 of the vested shares of Grant No. 194. Regarding the other vested but unexercised shares of Grant No. 194 (552,500 shares) and the vested but unexercised shares of Grant No. 307 (24,375 shares), per the terms of the applicable stock option grants, he must exercise these shares within three (3) months after the termination of the Severance Period.

       4. HEALTH INSURANCE. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, Mr. Kleinfeld will be eligible to continue his group health insurance benefits.

       5. NO OTHER COMPENSATION OR BENEFITS. Mr. Kleinfeld acknowledges and agrees that, except as expressly provided in this Agreement, he will not be entitled to or receive any additional compensation, equity, severance or benefits from the Company.

       6. EXPENSE REIMBURSEMENTS. The Company will reimburse Mr. Kleinfeld for any unpaid business expenses pursuant to its regular business practices.

       7. RETURN OF COMPANY PROPERTY. As soon as reasonably practicable (if not already done), Mr. Kleinfeld agrees to return to the Company all Company documents (and all copies thereof) and other Company property that hhe has had in his possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

       8. CONFIRMATION OF PROPRIETARY INFORMATION OBLIGATIONS. Mr. Kleinfeld hereby acknowledges and reaffirms his continuing obligations under his Employee Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A, including, without limitation, the obligation not to use or disclose any confidential or proprietary information of the Company.

       9. CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by Mr. Kleinfeld and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) the Parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, insurers and financial advisors; (b) the Company may disclose this Agreement (or a fair summary thereof) as necessary to fulfill standard or legally required corporate reporting or disclosure requirements and (c) the Parties may disclose this Agreement insofar as such disclosure may be necessary to enforce or authorize its terms or as otherwise required by law. Except as provided otherwise above, Mr. Kleinfeld understands and agrees that he is prohibited from disclosing the existence


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

or terms of this Agreement, including but not limited to the fact that payment of consideration was made and the amount of consideration hereunder, to any and all persons including, without limitation, the Company's current or former employees or customers.

       10. NONDISPARAGEMENT. The Parties agree not to disparage each other in any manner likely to be materially harmful to the other, the business or reputation of the Company or the personal or business reputations of the Company's officers, directors, managers, employees, stockholders and agents or Mr. Kleinfeld; provided, however, that both Mr. Kleinfeld and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.

       11. NONSOLICITATION. For a period of one (1) year following the Separation Date, Mr. Kleinfeld will not interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing or otherwise causing any employee of the Company to terminate his or his employment with the Company.

       12. RELEASE OF CLAIMS BY MR. KLEINFELD. Except as to the Company's obligations set forth in this Agreement, Mr. Kleinfeld hereby releases, acquits, and forever discharges the Company and its present and former officers, directors, agents, attorneys, servants, employees, shareholders, predecessors, successors, assigns, parents, subsidiaries and affiliates of and from any and all claims, or potential claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts, or conduct at any time prior to and including the date this Agreement is signed, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Mr. Kleinfeld's employment with the Company or the termination of that employment; claims or demands related to salary, commissions, overtime, bonuses, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation or benefit; claims pursuant to any federal, state, or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act ("FEHA"), as amended; the federal Fair Labor Standards Act; tort law; contract law; wrongful discharge; sexual harassment; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that the above release will not apply to any indemnification obligations of the Company to Mr. Kleinfeld for Mr. Kleinfeld's acts done within the course and scope of his employment with the Company as an officer or director of the Company..

Mr. Kleinfeld acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA. He also acknowledges that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which he was already entitled. Mr. Kleinfeld further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) his waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) he has been advised hereby that he has the right to consult with an attorney prior to executing this Agreement; (c) he has


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

twenty-one (21) days to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); (d) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by Mr. Kleinfeld, provided that the Company has also executed this Agreement by that date ("Effective Date").

       13. COMPANY RELEASE. Except as to Mr. Kleinfeld's obligations set forth in this Agreement, the Company hereby releases, acquits and forever discharges him and his heirs, executors, assigns, attorneys and agents of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct relating to the Company at any time prior to and including the date the Company executes this Agreement; provided, however, that the Company's release will not apply to any criminal misconduct, regulatory violations or fraud.

       14. SECTION 1542 WAIVER. In granting the releases above, which include claims that may be unknown to the Company and Mr. Kleinfeld at present, the Company and Mr. Kleinfeld acknowledge that they have read and understood section 1542 of the Civil Code of the State of California, which reads as follows:

       "SECTION 1542. (GENERAL RELEASE - CLAIMS EXTINGUISHED.) A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

The Company and Mr. Kleinfeld hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement. The Company and Mr. Kleinfeld acknowledge that they have been advised by their counsel of the meaning and consequences of
Section 1542, and his waiver of said section is knowing and voluntary.

       15. COVENANT NOT TO TAKE ADVERSE ACTION. The Parties covenant and agree that they will not take any action that would interfere with any of the rights provided herein.

       16. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or Mr. Kleinfeld. This Agreement will be binding upon and inure to the benefit of (a) Mr. Kleinfeld's heirs, executors and legal representatives upon his death and (b) any successor of the Company.

       17. GOVERNING LAW; SEVERABILITY. This Agreement will be governed by and construed according to the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely in California. In case any one or more of the provisions contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such


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invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear consistent with the general intent of the Parties insofar as possible.

       18. NOTICES. Any notice which the Company is required or may desire to give Mr. Kleinfeld will be given by facsimile, overnight courier, personal delivery or registered or certified mail, return receipt requested, addressed to Mr. Kleinfeld at the address of record with the Company, or at such other place as Mr. Kleinfeld may from time to time designate in writing. Any notice which Mr. Kleinfeld is required or may desire to give to the Company hereunder will be given by facsimile, overnight courier, personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of facsimile, personal delivery or the date of posting to courier or mailing any such notice will be deemed to be the date of delivery thereof.

       19. WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it will not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

       20. ATTORNEYS' FEES AND COSTS. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action will be entitled to recover its or his reasonable attorneys' fees and costs incurred in connection with such action.

       21. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       22. COMPLETE UNDERSTANDING; MODIFICATION. This Agreement, including its exhibit, as well as the terms and conditions of Mr. Kleinfeld's stock option grants and the Plan, constitute the complete, final and exclusive embodiment of the entire agreement between the Parties hereto with respect to the subject matter hereof. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, representations or agreements, including, without limitation, the December 23, 1998 Terms of Employment agreement between the Parties. Any modification or amendment of this Agreement will be effective only if in writing and signed by Mr. Kleinfeld and an authorized officer of the Company, and approved by the Company's Board of Directors.

       23. INTERPRETATION OF THE AGREEMENT. This Agreement is the result of negotiation between the Parties, each of whom has participated in the drafting of the terms hereof through its and his respective attorneys. The Parties agree and understand that this Agreement shall be interpreted fairly according to its terms and not according to any rule of law under which ambiguities are construed against a drafter.

       24. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.


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       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates written below.


ABRAHAM KLEINFELD                       ELOQUENT, INC.


/s/ Abraham Kleinfeld                   By: /s/ Clifford A. Reid
---------------------                       --------------------

                                        Title:  Chairman of the Board


Address:   353 Lakeview Way             Address:    2000 Alameda de las Pulgas,
           Emerald Hills, CA  94062                 Ste. 100
                                                    San Mateo, CA  94403



Fax:       (650) 366-7407               Fax:        (650) 294-6500


Date:      February 5, 2001             Date:       February 5, 2001


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                                    EXHIBIT A

            EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                 ELOQUENT, INC.

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


       As an employee of ELOQUENT, INC., its subsidiary or its affiliate (together, the "Company"), and as a condition of my employment by the Company and in consideration of the compensation now and hereafter paid to me, I agree to the following:

1.     MAINTAINING CONFIDENTIAL INFORMATION.

       (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, such shall include proprietary information relating to products, processes, know-how, designs, formulas, methods, samples, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

       (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless previously and specifically consented to in writing by said employers or companies.

       (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company's agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company's agreement with the third party).

2.     ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS.

       (a) INVENTIONS AND ORIGINAL WORKS RETAINED BY ME. I have attached hereto as Exhibit A a complete disclosure of all inventions, original works of authorship, developments, improvements, and trade secrets that relate to the Company's business that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to


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have excluded from the scope of this Agreement. If disclosure of an item on
Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to disclose such on Exhibit A but in the applicable space on Exhibit A I am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no disclosure is attached, I represent that there are no such inventions.

       (b) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE COMPANY. I agree that I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company all my right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Company. I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

              (i) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                     (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                     (2) Result from any work performed by the employee for the employer.

              (ii) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

       I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

       (c) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE UNITED STATES. I hereby assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever full title to same is required to be in the United States by a contract between the Company and the United States or any of its agencies.

       (d) OBTAINING LETTERS PATENT, COPYRIGHT REGISTRATIONS AND OTHER PROTECTIONS. I will assist the Company in every proper way to obtain and enforce United States and foreign

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proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such proprietary rights to the Company or its designee. My obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

       In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

       (e) OBLIGATION TO KEEP THE COMPANY INFORMED. In addition to my obligations under paragraph 2(b) above, during the period of my employment and for one (1) year after termination of my employment for any reason, I will promptly disclose to the Company fully and in writing all patent applications filed by me or on my behalf. At the time of each such disclosure, I will advise the Company in writing of any inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any such invention that does not qualify fully for protection under Section 2870. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all proprietary information developed by me and all inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

3. NO CONFLICTING EMPLOYMENT; NO INDUCEMENT OF OTHER EMPLOYEES OR SOLICITATION OF CUSTOMERS.

       I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. For the period of my employment by the Company, I will not (a) induce any employee of the Company to leave the employ of the Company (other than on behalf of the Company) or (b) solicit the business of any client or customer of the Company (other than on behalf of the Company).

       If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

4.     NO CONFLICTING OBLIGATIONS.

       I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of mine relating to any time prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5.     RETURN OF COMPANY DOCUMENTS.

       When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns whether kept at the Company, home or elsewhere. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel confirming the above and my obligations under this Agreement.

6.     NOTIFICATION OF NEW EMPLOYER.

       In the event that I leave the employ of the Company, I will notify my new employer of my rights and obligations under this Agreement in writing within five days after the commencement of employment, and will provide a copy of such notification to the Company within such five-day period. In the event I do not comply with the foregoing obligation, I acknowledge that the Company shall have the right to so notify your new employer of your rights and obligations under this Agreement.

7.     LEGAL AND EQUITABLE REMEDIES.

       Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8.     GENERAL PROVISIONS.

       (a) NOT AN EMPLOYMENT CONTRACT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the

Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause (subject to the provisions of the letter agreement, dated December 23, 1998, between myself and the Company (the "Employment Letter")), and that I am an employee at-will of the Company.

       (b) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, excluding conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Francisco, California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

       (c) ENTIRE AGREEMENT. This Agreement, Exhibit A attached hereto and hereby incorporated herein and the Employment Letter set forth the final, complete and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements relating to their subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

       (d) SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

       (e) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

       (f) SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

       (g) WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

       (h) NOTICE. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.

       This Agreement shall be effective as of the first day of my employment with the Company, namely: January 18, 1999.

       I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

       I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:  January 20, 1999.

COMPANY:                                EMPLOYEE:

ELOQUENT, INC.


By:  /s/ Clifford Reid                  /s/ Abraham Kleinfeld
     -----------------                  ---------------------
     CLIFFORD REID,                     ABRAHAM KLEINFELD
     CHAIRMAN OF THE BOARD

Address: 2000 Alameda de las Pulgas     Address: 833 Marin Drive
         Suite 100                               Mill Valley, CA  94941
         San Mateo, CA 94403

                                    EXHIBIT A



Eloquent, Inc.
2000 Alameda de las Pulgas
Suite 100
San Mateo, CA  94403

Ladies and Gentlemen:

       1. Except as listed in Section 2 below the following is a complete disclosure of all inventions or improvements that relate to the business of Eloquent, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the
Company:

[X]    No inventions or improvements.

[ ]    See below.

--------------------------------------------------------------------------------

[ ]    Additional sheets attached.

       2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

    INVENTION OR IMPROVEMENT            PARTY(ies)           RELATIONSHIP

1.
     ---------------------------------------------------------------------------

2.
     ---------------------------------------------------------------------------

3.
     ---------------------------------------------------------------------------

[ ]    Additional sheets attached.

       3. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

[X]    No inventions or improvements.

[ ]    See below.


                                       1.

       -------------------------------------------------------------------------
[ ]    Additional sheets attached.

Date: January 20, 1999

Very truly yours,




/s/ Abraham Kleinfeld
---------------------
ABRAHAM KLEINFELD


                                       2.